UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 23 (April 17, 2008)

Fortress Investment Group LLC

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33294 (Commission File Number)	20-5837959 (IRS Employer Identification No.)

1345 Avenue of the Americas, 46th Floor New York, New York (Address of principal executive offices)	10105 (Zip Code)

Registrant’s telephone number, including area code (212) 798-6100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement.

On April 17, 2008, certain subsidiaries of Fortress Investment Group LLC (“the Company”) executed an amendment (“Amendment”) to the Second Amended and Restated Credit Agreement (as amended, the “Credit Agreement”) with Bank of America, N.A., individually and as administrative agent and letter of credit issuer, Citibank, N.A., individually and as syndication agent, and the following commercial lending institutions: Deutsche Bank AG, New York Branch, Goldman Sachs Credit Partners, L.P., Lehman Commercial Paper Inc., Wells Fargo Bank, N.A. and JPMorgan Chase Bank, N.A.

The Amendment, among other things, (i) permits the borrowers to issue an unlimited amount of subordinated indebtedness with specified terms so long as 40% of the net proceeds are used repay amounts outstanding under the Credit Agreement, (ii) increases the applicable rate on Eurodollar loans and letters of credit by 20 basis points and the undrawn commitment fee by 5 basis points, (iii) adds an amortization schedule requiring the borrowers to repay $100 million of amounts outstanding under the Credit Agreement each year during the next three years (with the first payment due on January 15, 2009), (iv) modifies the financial covenants by (a) replacing the EBITDA-based financial covenant with a leverage ratio covenant (which covenant initially requires the leverage ratio not to exceed 2.75:1.0), (b) increasing the minimum amount of management fee earning assets by $3 billion to $21.5 billion (which mimmum amount increases annually by $500 million) and (c) eliminating the annual $50 million increase in required minimum investment assets, and (v) revises various definitions and clarifies terms with respect to swap providers who are lenders under the Credit Agreement.

The administrative agent, syndication agent, certain of the other lenders under the Credit Agreement and certain of their respective affiliates have performed or may in the future perform various commercial banking, lending, investment banking, financial advisory, trustee, hedging or other services for the Company and its subsidiaries and affiliates, for which they have received or will receive fees and reimbursement of expenses.

The foregoing description of the terms of the Amendment is not complete and is qualified in its entirety by the full text of both the Amendment, which is filed as Exhibit 10.1 hereto and is incorporated by reference herein, and the Credit Agreement (and first amendment thereto), which are filed as Exhibits 10.1 and 10.2 to the Company’s quarterly report on Form 10-Q filed with Securities Exchange Commission on August 10, 2007.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.
Exhibit Number	Description
10.1

Second Amendment to the Second Amended and Restated Credit Agreement, dated April 17, 2008, among FIG LLC, a Delaware limited liability company, and certain of its affiliates, as borrowers, certain subsidiaries and affiliates of the borrowers, as guarantors, Bank of America, N.A., individually and as administrative agent and letter of credit issuer, Citibank, N.A., individually and as syndication agent, and the following commercial lending institutions: Deutsche Bank AG, New York Branch, Goldman Sachs Credit Partners, L.P., Lehman Commercial Paper Inc., Wells Fargo Bank, N.A. and JPMorgan Chase Bank, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTRESS INVESTMENT GROUP LLC (Registrant)
/s/ Daniel N. Bass
Daniel N. Bass Chief Financial Officer

Date: April 23, 2008

EXHIBIT INDEX

Number	Description
10.1

Second Amendment to the Second Amended and Restated Credit Agreement, dated April 17, 2008, among FIG LLC, a Delaware limited liability company, and certain of its affiliates, as borrowers, certain subsidiaries and affiliates of the borrowers, as guarantors, Bank of America, N.A., individually and as administrative agent and letter of credit issuer, Citibank, N.A., individually and as syndication agent, and the following commercial lending institutions: Deutsche Bank AG, New York Branch, Goldman Sachs Credit Partners, L.P., Lehman Commercial Paper Inc., Wells Fargo Bank, N.A. and JPMorgan Chase Bank, N.A.